EXHIBIT 4(j)


   Seventeenth Supplemental Collateral Trust Indenture dated March 10, 1997

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                                                                  EXHIBIT 4(j)


                     ROLLINS TRUCK LEASING CORP.

                                 and

                      FIRST UNION NATIONAL BANK

                             as Trustee

                 SEVENTEENTH SUPPLEMENTAL INDENTURE

                     Dated as of March 10, 1997

                               TO THE

                     Collateral Trust Indenture

                     Dated as of March 21, 1983




   7.30% COLLATERAL TRUST DEBENTURES, SERIES R, DUE MARCH 1, 2007


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                         TABLE OF CONTENTS*

                                                                Page


PARTIES                                                           1
RECITALS:
   Execution of Collateral Trust Indenture Supplemental
      Indentures                                                  1
   Issuance of Series R Debentures                                1
   Text of Forms:
      Form of Face of Series R Debentures                         1
      Form of Trustee's Authentication Certificate for
         Series R Debentures                                      2
      Form of Reverse of Series R Debentures                      3
   All Things Done                                                5
GRANTING CLAUSES
   GRANTING CLAUSE I -   Securities                               5
   GRANTING CLAUSE II -  Agreements and Assignments               5
   GRANTING CLAUSE III-  Other Securities and Property            6
HABENDUM                                                          6
GRANT IN TRUST                                                    6
GENERAL COVENANT                                                  6
SECTION   1.   Series R Debentures: Terms and Provisions          6
SECTION   2.   Authentication and Delivery of Series R
                 Debentures                                       7
SECTION   3.   Maintenance of Office or Agency;
                 Authenticating Agent for
                 Series R Debentures                              7
SECTION   4.   Debentures Issuable in the Form of
                 a Global Security                                7
SECTION   5.   Registration and Transfer                         10
SECTION   6.   Requirement and Eligibility of Trustee            10
SECTION   7.   Original Indenture Ratified                       10
SECTION   8.   Trustee Not Responsible                           10
SECTION   9.   Defined Terms                                     11
SECTION  10.   Counterparts                                      11
SECTION  11.   Applicable Law                                    11
TESTIMONIUM                                                      11
EXECUTION                                                        11
ACKNOWLEDGEMENTS                                                 11

 ____________
*Note: This Table of Contents has been inserted for convenience and does not constitute a part of the Seventeenth Supplemental Indenture.

                                  i


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     SEVENTEENTH SUPPLEMENTAL INDENTURE (herein called the "Seventeenth
Supplemental Indenture"), dated as of March 10, 1997, between Rollins Truck Leasing Corp., a Delaware corporation (herein called the "Corporation"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (herein called the "Trustee").

     WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990 (the "Original Indenture"; the Original Indenture, as supplemented and amended by this Seventeenth Supplemental Indenture, being herein called the "Indenture");

     WHEREAS, the Original Indenture provides that the Corporation and the Trustee may enter into indentures supplemental to the Original Indenture, among other things, to provide for the issuance from time to time of debentures (defined in the Original Indenture as "Debentures") of the Corporation;

     WHEREAS, the Corporation has determined to issue hereunder a series of Debentures (herein called the "Series R Debentures") to be designated as "7.30% Collateral Trust Debentures, Series R, Due March 1, 2007", to be in the aggregate principal amount of not in excess of $75,000,000;

     WHEREAS, the Series R Debentures and the Trustee's certificate to be endorsed on the Series R Debentures are to be substantially in the following forms, with necessary or appropriate variations, omissions and insertions as permitted or required by the Indenture:

                     (FORM OF FACE OF SERIES R DEBENTURES)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, A New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                     Rollins Truck Leasing Corp.

   7.30% COLLATERAL TRUST DEBENTURE, SERIES R, DUE MARCH 1, 2007

$_____________________________                No. ___________________

     Rollins Truck Leasing Corp., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation", which term shall include any successor corporation to the extent provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ , or registered assigns, the principal sum of ____________ on March 1, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest on said principal sum at the rate of 7.30% per annum (and at the same rate per annum on any overdue principal, premium, if any,


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and, to the extent legally enforceable, overdue installment of interest) in like coin or currency from the first day of March or September, as the case may be, to which interest on the Series R Debentures has been paid preceding the date hereof (unless the date hereof is a March 1 or September 1 to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Series R Debentures since the original issuance of this Debenture, in which case from March 1, 1997), semiannually on March 1 and September 1 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after February 15 or August 15, as the case may be, and before the following March 1 or September 1 this Debenture shall bear interest from such March 1 or September 1; provided, however, that if the Corporation shall default in the payment of interest due on such March 1 or September 1 then this Debenture shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or, if no interest has been paid on the Series R Debentures since the original issuance of this Debenture, from March 1, 1997. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on February 15 or August 15, as the case may be, next preceding such March 1 or September 1. Payment of the principal of, premium, if any, and interest on this Debenture will be made at the office or agency of the Corporation in the Borough of Manhattan, the City of New York, New York; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the registered holder hereof at his address last appearing on the registry books for the Series R Debentures.

     Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall not be entitled to any of the benefits of the Indenture or any indenture supplemental thereto, or be valid or obligatory for any purpose, unless the form of certificate of authentication hereon shall have been executed by or on behalf of the Trustee or a successor trustee thereto under the Indenture.

     IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this instrument to be signed in its name by its President or a Vice President and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

DATED:__________________________

                                     Rollins Truck Leasing Corp.

                                     BY:_______________________________
                                     (Title)

ATTESTED:

________________________________

(Title)


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                (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)

                     TRUSTEE'S AUTHENTICATION CERTIFICATE

     This is one of the Debentures, of the series designated therein, described in the within-mentioned Indenture.

                              FIRST UNION NATIONAL BANK,
                              AS TRUSTEE

BY:_________________________________________
                                Authorized Officer

                   (FORM OF REVERSE OF SERIES R DEBENTURES)

     This Debenture is one of the Debentures of the Corporation (herein called the "Debentures"), all duly authorized or from time to time to be duly authorized and not limited in aggregate principal amount, all issued and to be issued in one or more series from time to time under and equally secured by a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between the Corporation and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture as hereinafter defined), as last supplemented and amended by a Seventeenth Supplemental Indenture, dated as of March 10, 1997 (said Indenture, as so supplemented and amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights of the holders of the Debentures in respect of the security, the rights, duties and immunities of the Trustee and the rights and obligations of the Corporation in respect of the Debentures, and the terms and conditions upon which the Debentures are, and are to be, secured. The Debentures may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "7.30% Collateral Trust Debentures, Series R, due March 1, 2007" of the Corporation (herein called the "Series R Debentures"), duly authorized and lawfully issued in an aggregate principal amount not exceeding $75,000,000 under and secured by the Indenture.

     The provisions of the Indenture may be waived, or modified or amended by supplemental indenture, to the extent and in the manner provided in the Indenture, but in certain instances only with the consent of the holders of a majority in aggregate principal amount of all Debentures at the time outstanding, and of 66 2/3% in aggregate principal amount of each series of the Debentures at the time outstanding which is affected by such waiver or supplemental indenture; provided, however, that, without the written consent of the holder of this Debenture, no such modification or amendment shall be made so as to (i) extend the fixed maturity of this Debenture or the time of payment of interest hereon, or reduce or otherwise modify the terms of payment of the principal of, or premium, if any, or the rate of interest on, this Debenture, or adversely affect the right of the


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holder hereof to institute suit for the enforcement of any such payment, (ii)
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to, or terminate the lien of the Indenture on, any of the property covered thereby, or deprive the holder hereof of the security afforded by the lien of the Indenture or (iii) reduce the percentage of the aggregate principal amount of Debentures, or of Series R Debentures, required to authorize any such modification or amendment or any waiver of any provision of, or default under, the Indenture.

     In case an Event of Default (as defined in the Indenture) shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such Event of Default and its consequences may be waived and such declaration may be rescinded by the holders of outstanding Debentures in the manner provided in the Indenture.

     Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action by the holder of this Debenture shall bind the holder of every Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, in respect of anything done or suffered to be done by or on behalf of the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon this Debenture.

     The Series R Debentures may not be redeemed prior to maturity.

     The transfer of this Debenture may be registered by the registered holder hereof or by his duly authorized attorney at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, New York, upon surrender of this Debenture for cancellation, accompanied by a written instrument of transfer in a form approved by the Corporation, duly executed by the registered holder of this Debenture or by his duly authorized attorney, and thereupon one or more new Debentures of the same series and aggregate principal amount will be issued in the name of the transferee or transferees in exchange herefor without service charge, except that the Corporation may require payment of a sum sufficient to pay any stamp taxes or other governmental charges that may be required with respect thereto, as provided in the Indenture.

     The person in whose name this Debenture shall be registered shall be deemed the absolute owner hereof for all purposes, and payment of or on account of the principal of, and premium, if any, and interest on, this Debenture shall be made only to or upon the written order of such registered owner or his duly authorized attorney. All such payments shall satisfy and discharge the liability upon this Debenture to the extent of the amounts so paid.

     No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the


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consideration for the issue hereof, expressly waived and released.

                (END OF FORM OF REVERSE OF SERIES R DEBENTURES)


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     WHEREAS, the Debentures of any other series are to be
substantially in the forms herein provided for Series R Debentures, with such omissions, insertions and variations as may be authorized and permitted by this Indenture; and

     WHEREAS, all acts and things prescribed by law, by the Articles of Incorporation and the Bylaws of the Corporation, and all other acts and things necessary to make the Series R Debentures, when executed by the Corporation, and authenticated and delivered by the Trustee as in this Seventeenth Supplemental Indenture provided, the valid, binding and legal obligations of the Corporation, and to make this Seventeenth Supplemental Indenture a valid, binding and legal instrument for the security of the Series R Debentures, in accordance with its terms, have been done and performed;

     NOW, THEREFORE, THIS SEVENTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

     THAT the Corporation, in consideration of these premises, of the acceptance by the Trustee of the trusts created hereby, of the mutual covenants herein contained, of the purchase and acceptance of the Debentures by the holders thereof, of the sum of $10 duly paid by the Trustee to the Corporation at or before the ensealing and delivery of this Seventeenth Supplemental Indenture and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and Outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Corporation of all the covenants and conditions herein and therein contained on its part to be performed and observed, and to declare the terms and conditions upon and subject to which the Debentures are, and are to be, issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over, confirmed and warranted, and by these presents does grant, bargain, sell, remise, release, convey, assign, transfer, mortgage, pledge, set over, confirm and warrant, to the Trustee, and to its successors in the trusts and its and their assigns forever, with power of sale, all and singular the following:

                               GRANTING CLAUSE I

                                  Securities

     A note of Rollins Leasing Corp., a Delaware corporation, dated March 10, 1997 in the aggregate principal amount of $75,000,000.

                              GRANTING CLAUSE II

                           Agreement and Assignment

     The following agreement and assignment:

     A. A Loan Agreement dated as of March 10, 1997, between the Corporation and Rollins Leasing Corp., which Loan Agreement shall be in the form attached hereto as Exhibit A, with such insertions, omissions, substitutions and variations as the Board of Directors and the Trustee may deem appropriate and as shall not be inconsistent with the provisions of the Seventeenth Supplemental Indenture or the Original Indenture.


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     B. Assignment dated as of March 10, 1997, of the Loan Agreement described in Subparagraph A of this Granting Clause II, which Assignment shall be in the form attached hereto as Exhibit B, with such insertions, omissions, substitutions and variations as the Board of Directors and the Trustee may deem appropriate and as shall not be inconsistent with the provisions of the Seventeenth Supplemental Indenture or the Original Indenture.


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                              GRANTING CLAUSE III

                         Other Securities and Property

     All other securities and other property, including cash, and any and all security therefor of whatsoever nature, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Corporation or by anyone on its behalf; and the Trustee is hereby authorized to receive the same as additional security hereunder. Such subjection to the lien hereof of such securities or other property, including cash, as additional security hereunder may be made subject to any reservations, limitations or conditions which shall not be prohibited by this Indenture and which shall be set forth in a written instrument executed by the Corporation or the person so acting on its behalf, respecting the use and disposition of such property or the proceeds thereof.

     TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever;

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of all the Debentures issued hereunder and Outstanding, without any priority of any of said Debentures over any of the others.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED that all the Debentures are to be issued, authenticated and delivered, and that all property, including cash, subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Corporation, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee and its successors in said trust for the equal and proportionate benefit and security of those who shall hold the Debentures, as hereinafter set forth.

     SECTION 1. Series R Debentures: Terms and Provisions. Series R Debentures shall be designated as "7.30% Collateral Trust Debentures, Series R, due March 1, 2007" of the Corporation, and shall have the following terms and provisions:

          (a) Series R Debentures shall be substantially in the form set forth in the recitals hereto.

          (b) The aggregate principal amount of Series R Debentures which may be issued shall be limited to $75,000,000, except Series R Debentures issued in exchange for, in lieu of, in substitution for, or upon the registration or transfer of, other Series R Debentures pursuant to the provisions of Article II and Sections 5.01(e) and 18.04 of the Original Indenture.

          (c) Series R Debentures shall be dated as provided in Section 2.06(b) of the Original Indenture.

          (d) Series R Debentures shall mature March 1, 2007, and shall bear interest as provided in Section 2.06(b) of the Original Indenture, payable semi-annually on March 1 and September 1 in each year, commencing September 1, 1997, at the rate of 7.30% per annum until the principal thereof shall become due and payable (whether at the stated maturity, upon redemption, by declaration or otherwise), and at the same rate per annum on any overdue


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     principal, premium, if any, and (to the extent legally enforceable) any overdue installment of interest. Payment of principal, premium, if any, and interest shall be made at the office of the Trustee in the Borough of Manhattan, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the Person entitled thereto at his address last appearing on the registry books required to be kept pursuant to Section 2.05 of the Original Indenture.

          (e) Series R Debentures shall be issued in denominations of $1,000 and integral multiples thereof and may be fully printed or printed on steel engraved borders or fully or partly engraved.

          (f) Series R Debentures may not be redeemed prior to maturity.

     SECTION 2. Authentication and Delivery of Series R Debentures. On or after the date of execution and delivery of the Seventeenth Supplemental Indenture and upon compliance with the provisions of Article IV of the Original Indenture, Series R Debentures (up to but not exceeding the aggregate principal amount provided in Section 1 of the Seventeenth Supplemental Indenture) shall be executed by the Corporation and delivered to the Trustee, and the Trustee shall, upon request, authenticate and deliver such Series R Debentures upon the written order of the Corporation signed by its President or one of its Vice Presidents and its Treasurer or Controller, an Assistant Treasurer or an Assistant Secretary.

     SECTION 3. Maintenance of Office or Agency; Authenticating Agent for Series R Debentures. Paragraph (a) of Section 7.02 of the Original Indenture is amended and restated to read as follows:

            The Corporation will cause to be maintained an office or agency in the City of Chicago, Illinois, or the Borough of Manhattan, The City of New York, New York, where Debentures may be authenticated and presented for exchange, registration of transfer or payment of principal and interest, and notices and demands in respect of Debentures or this Indenture may be served. The Corporation will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Corporation shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such office or agency shall be the office of the Trustee in the Borough of Manhattan, The City of New York, New York.

     SECTION 4. Debentures Issuable in the Form of a Global Security.

        (a) Section 1.01 of the Original Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

            "Depository" means, unless otherwise specified by the Corporation pursuant to either Section 2.02 or 2.17, with respect to Debentures of any series issuable or issued in whole or in part in the form of one or more Global Securities, The


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          Depository Trust Corporation, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

               "Global Security" means with respect to any series of Debentures issued hereunder, a Debenture which is executed by the Corporation and authenticated and delivered by the Trustee to the Depository or its custodian or pursuant to the Depository's instruction, all in accordance with this Indenture and any indentures supplemental hereto, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debentures of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

          (b) Article II of the Original Indenture is amended to add a new
     Section 2.17, which reads in its entirety as follows:

               SECTION 2.17. Debentures Issuable in the Form of a Global Security. (a) If the Corporation shall establish pursuant to Section
          2.02 that the Debentures of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee or its agent shall, in accordance with Section 4.01, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debentures of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Debentures represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository", or such other legend as may then be required by the Depository for such Global Security or Securities.

               (b) Notwithstanding any other provision of this Section 2.17 or of Section 2.06 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debentures in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in
          Section 2.06, only by the Depository to a nominee of the Depository for such Global Security, or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or a nominee of the Depository to a successor Depository for such Global Security selected or approved by the Corporation, or to a nominee of such successor Depository.


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               (c) (i) If at any time the Depository for a Global Security or
          Securities notifies the Corporation that it is unwilling or unable to continue as Depository for such Global Security or Securities or if at any time the Depository for the Debentures for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Corporation shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such ineligibility, the Corporation shall execute, and the Trustee or its agent, upon receipt of a Request for the authentication and delivery of such individual Debentures of such series in exchange for such Global Security or Securities, will authenticate and deliver individual Debentures of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

               (ii) The Corporation may at any time and in its sole discretion determine that the Debentures of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Corporation will execute, and the Trustee, upon receipt of a Request for the authentication and delivery of individual Debentures of such series in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Debentures of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

               (iii) If specified by the Corporation pursuant to Section 2.02 with respect to Debentures issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debentures of such series of like tenor and terms in definitive form on such terms as are acceptable to the Corporation, the Trustee and such Depository. Thereupon the Corporation shall execute, and the Trustee or its agent upon receipt of a Request for the authentication and delivery of definitive Debentures of such series shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Debenture or Debentures of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debentures delivered to Holders thereof.

               (iv) In any exchange provided for in any of the preceding three paragraphs, the Corporation will execute and the Trustee or its agent will authenticate and deliver


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          individual Debentures. Upon the exchange of the entire principal amount of a Global Security for individual Debentures, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debentures issued in exchange for a Global Security pursuant to this Section 2.17 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered or to such other Person as the Depository shall designate.

               (v) Payments in respect of the principal of and interest on any Debentures registered in the name of the Depository or its nominee will be payable to the Depository or such nominee in its capacity as the registered owner of such Global Security. The Corporation and the Trustee may treat the Person in whose names the Debentures, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Corporation, the Trustee or any agent of the Corporation or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depository or its nominee or any of the Depository's direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depository, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, (b) the payments to the beneficial owners of the Global Security of amounts paid to the Depository or its nominee, or (c) any other matter relating to the actions and practices of the Depository, its nominee or any of its direct or indirect participants. None of the Corporation, the Trustee or any such agent will be liable for any delay by the Depository, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debentures, and the Corporation and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debentures to be issued).

     SECTION 5.     Registration of Transfer.

          (a) The first sentence of paragraph (a) of Section 2.06 of the Original Indenture is amended and restated to read as follows: "Subject to Section 2.17, the transfer of any Debenture may be registered on the books required to be kept pursuant to Section 2.04 upon the surrender of such Debenture at the office or agency of the Corporation required to be maintained under Section 7.02(a) in the City of Chicago, Illinois, or the Borough of Manhattan, The City of New York, New York, or in the case of Debentures of any Additional Series, at any such office or agency required by any supplemental indenture, in each case accompanied by delivery of instruments of transfer, in form approved by the Corporation, duly executed by the registered owner thereof or by his duly authorized attorney, and thereupon the Corporation shall execute in the name of the transferee or transferees, and the Trustee or appropriate authenticating agent shall authenticate and deliver, a new Debenture or Debentures of the same series, maturity and aggregate principal amount."

          (b) Section 2.06 of the Original Indenture is amended to add a new paragraph (c), which reads in its entirety as follows: "(c) None of the Corporation, the Trustee, or any agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

     SECTION 6. Requirement and Eligibility of Trustee. The first paragraph of
Section 12.04 of the Original Indenture is amended and restated to read as follows:

            There shall at all times be a Trustee under this Indenture, which shall be an incorporated bank or trust company in good standing organized and doing business under the laws of the United States or of the State of New York, or the State of Illinois, or of the Commonwealth of Pennsylvania, having a combined capital and surplus of not less than $10,000,000, which is authorized under the laws of its jurisdiction of incorporation to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times satisfy the requirements of Section 310(a)(v) of the Trust Indenture Act of 1939.

     SECTION 7. Original Indenture Ratified. The Original Indenture as amended by the Third Supplemental Indenture dated February 20, 1986 and by the Eighth Supplemental Indenture dated May 15, 1990, and as supplemented and amended by this Seventeenth Supplemental Indenture is in all respects ratified and confirmed and the Seventeenth Supplemental Indenture and all its provisions shall be deemed a part thereof in the manner and to the extent herein provided, and the Original Indenture, as modified in the manner and to the extent herein provided, shall be deemed a part hereof as though fully set forth herein.

     SECTION 8. Trustee Not Responsible. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of the Seventeenth Supplemental Indenture or the due execution hereof by the Corporation or for or in respect of the recitals and statements contained herein, all of which are made solely by the Corporation. The Trustee accepts the trusts created by the Seventeenth Supplemental Indenture upon the terms and conditions hereof and of the Original Indenture.

     SECTION 9. Defined Terms. All terms used in the Seventeenth Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

     SECTION 10. Counterparts. The Seventeenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; and all such counterparts shall together constitute but one and the same instrument.

     SECTION 11. Applicable Law. The Seventeenth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused the Seventeenth Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Seventeenth Supplemental Indenture to be attested by its Secretary or Assistant Secretary, and First Union National Bank, in evidence of its acceptance of the trusts hereby created, has caused this Seventeenth Supplemental Indenture to be executed on its behalf and its corporate seal to be affixed by one of its Vice Presidents and said seal and this Indenture to be attested by its Assistant Secretary or one of its Trust Officers, as of March 10, 1997.



                              Rollins Truck Leasing Corp.

(CORPORATE SEAL)              BY:/s/ Patrick J. Bagley
                                 Vice President-Finance and Treasurer

Attest:

/s/ J. Carlisle Peet, III
Assistant Secretary

                              FIRST UNION NATIONAL BANK
                              as Trustee


(CORPORATE SEAL)              BY:/s/ Stephanie Roche
                                 Vice President


Attest:

/s/ Paul O'Brien
Assistant Vice President